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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


                        Date of Report: October 10, 1996



                             ASA INTERNATIONAL, LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                         0-14741                 02-0398205
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(State or Other Jurisdiction            (Commission             (IRS Employer
   of Incorporation)                    File Number)         Identification No.)



                10 Speen Street, Framingham, Massachusetts        01701
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               (Address of Principal Executive Offices)         (Zip Code)


        Registrant's Telephone Number Including Area Code: (508) 626-2727
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                                TABLE OF CONTENTS

                                    FORM 8-K

                                October 10, 1996


Item                                                                   Page
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Item 5.       Other Event                                                1

Signatures                                                               2


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Item 5. Other Event
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     On October 1, 1996, ASA International Ltd. (the "Company") announced that it had reached an agreement in principle to effect a corporate reorganization which would result in a spin-off of the Company's wholly-owned subsidiary, TradePoint Systems, Inc., to Christopher J. Crane, the Company's President, in exchange for Mr. Crane's equity ownership in the Company and certain other consideration. TradePoint Systems, Inc. holds certain assets and liabilities of the Company's International Trade and Transportation Division. The proposed reorganization is subject to a number of factors, including the negotiation and execution of a definitive reorganization agreement and a ruling from the Internal Revenue Service regarding the tax-free nature of the transaction.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ASA International, Ltd.



                                               By:/s/ Alfred C. Angelone
                                                  ------------------------------
                                                  Alfred C. Angelone
                                                  Chief Executive Officer



Date: October 10, 1996



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